Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2023, with respect to the audited financial statements of American Cannabis Company, Inc. for the year ended December 31, 2022.

/s/ Hudgens CPA, PLLC

www.hudgenscpas.com

Houston, Texas

August 23, 2023